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                                                       LAMONTS APPAREL, INC.
                                                      (DEBTOR-IN-POSSESSION)
                                                           EXHIBIT 11.1
                                                  COMPUTATION OF PER SHARE LOSS


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                                                                               QUARTER ENDED
                                                ------------------------------------------------------------------------
                                                          JANUARY 28, 1995                       JANUARY 29, 1994
                                                --------------------------------         -------------------------------
                                                                       FULLY                                   FULLY
                                                  PRIMARY             DILUTED             PRIMARY             DILUTED
                                               ------------        ------------         -----------         -----------
LOSS                                           ($25,135,000)       ($25,135,000)          ($236,000)          ($236,000)
                                               ------------        ------------         -----------         -----------
                                               ------------        ------------         -----------         -----------
  Net loss
NUMBER OF SHARES
Weighted average shares:
  Outstanding                                    17,883,135          17,883,135           8,934,428           8,934,428
  Incremental shares for
    conversion of preferred stock                                                                             5,889,502
  Incremental shares for
    outstanding stock options                                           522,553                                 414,479
                                               ------------        ------------         -----------         -----------
                                                 17,883,135          18,405,688           8,934,428          15,238,409
                                               ------------        ------------         -----------         -----------
                                               ------------        ------------         -----------         -----------

Net loss per share                                   ($1.41)             ($1.37)             ($0.03)             ($0.02)
                                               ------------        ------------         -----------         -----------
                                               ------------        ------------         -----------         -----------

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